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                                                                   Exhibit 23(c)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CheckFree Corporation on Form S-8 of our report dated November 14, 2000 on the financial statements of MSFDC LLC and related entities as of June 30, 2000, and July 2, 1999, and the related combined consolidated statements of operations, members' capital deficiency, and cash flows for the three years ended June 30, 2000, July 2, 1999 and July 3, 1998, appearing in the Current Report on Form 8-K of CheckFree Corporation.

/s/ Deloitte & Touche LLP

Seattle, Washington
November 19, 2000